UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Bassett Furniture Industries, Incorporated

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BASSETT FURNITURE INDUSTRIES, INCORPORATED

Bassett, Virginia

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 22, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bassett Furniture Industries, Incorporated (the “Company”), will be held at the Company’s headquarters at 3525 Fairystone Park Highway, Bassett, Virginia, on Tuesday, February 22, 2005, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

1.	The election of nine Directors.

2.	A proposal to approve the adoption of the Bassett Furniture 2005 Non-Employee Directors Stock Incentive Plan.

3.	A proposal to ratify the selection of Ernst & Young LLP as independent public accountants for the fiscal year ending November 26, 2005.

4.	Any and all other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on January 12, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

THE BOARD OF DIRECTORS WILL APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

By Order of the Board of Directors

/s/ Robert H. Spilman, Jr.
Robert H. Spilman, Jr.
Chief Executive Officer and President

Bassett, Virginia

January 28, 2005

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Post Office Box 626, Bassett, Virginia 24055

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Bassett Furniture Industries, Incorporated (the “Company”) to be held at the Company’s headquarters at 3525 Fairystone Park Highway, Bassett, Virginia, at 10:00 a.m., local time, on Tuesday, February 22, 2005. This Proxy Statement and accompanying proxy are being sent to the stockholders of the Company on or about January 28, 2005.

Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefore. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised, by written request addressed to Barry C. Safrit, Chief Financial Officer, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055 or by attending the meeting and electing to vote in person. Proxies received in such form will be voted as therein set forth at the meeting or any adjournment thereof.

The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders, and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock, par value $5.00 per share, of the Company (the “Common Stock”) held by them of record at the close of business on January 12, 2005, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands. The number of shares of Common Stock of the Company outstanding on January 12, 2005, was 11,750,290.

Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. If a quorum is present, Directors will be elected by a plurality of the votes cast and action on other matters submitted to the stockholders will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.

Principal Stockholders and Holdings of Management

The table below presents certain information as to the only persons known to the Company to be the beneficial owners of more than 5% of the Common Stock of the Company as of January 12, 2005. Except as otherwise noted, each of the beneficial owners listed below has sole voting and investment power with respect to the shares listed.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Dimensional Fund Advisors Inc. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	972,513[1]	8.27%

Grace & White, Inc. 515 Madison Avenue, Suite 1700 New York, NY 10022	647,100[2]	5.50%

Barry C. Safrit, individually and as Trustee of the Bassett Employee Savings/Retirement Plan Bassett, VA 24055	613,567[3]	5.20%

(1)	Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment advisor, may be deemed to have beneficial ownership of these shares which are held by certain investment companies, trusts and accounts for which Dimensional serves as investment advisor or manager. Dimensional has sole investment and voting power with respect to all of these shares. Dimensional disclaims beneficial ownership of all such shares. The information provided is based upon a Schedule 13F-HR dated January 7, 2005, filed by Dimensional.

(2)	Grace & White, Inc. (“Grace”), a registered investment advisor, has sole voting and investment power with respect to all of these shares, which it holds on behalf of its clients. The information provided is based upon a Schedule 13F-HR dated October 22, 2004, filed by Grace.

(3)	Includes 550,747 shares held by the Company’s Employee Savings/Retirement Plan, for which Barry C. Safrit, Vice President and Chief Financial Officer of the Company, has sole voting and dispositive power in his capacity as Trustee. Mr. Safrit disclaims beneficial ownership of these shares. Also includes 60,000 shares subject to options held by Mr. Safrit that are currently exercisable or that are exercisable within 60 days.

The following table sets forth, as of January 12, 2005, information as to the beneficial ownership of the Common Stock by all Directors and executive officers of the Company as a group and by the named Executive Officers who are not also nominees for Directors. Information with respect to the beneficial ownership of the Common Stock by the nominees for Directors is contained in the table under “Election of Directors.”

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Directors and executive officers as a group (21 persons)	1,482,095[2],[3]	11.87%

Barry C. Safrit, individually and as Trustee of the Bassett Employee Savings/Retirement Plan	613,567[3],[4]	5.20%

John E. Bassett, III	96,055[4]	[1]

Matthew S. Johnson	36,077[4]	[1]

Keith R. Sanders	94,000[4]	[1]

(1)	Less than 1% of the outstanding Common Stock.

(2)	Includes 740,921 shares subject to options held by Directors and executive officers that are currently exercisable or that are exercisable within 60 days.

(3)	Includes 550,747 shares held by the Company’s Employee Savings/Retirement Plan, for which Barry C. Safrit, Vice President and Chief Financial Officer of the Company, has sole voting and dispositive power in his capacity as Trustee. Mr. Safrit disclaims beneficial ownership of these shares.

(4)	Includes shares subject to options that are currently exercisable or that are exercisable within 60 days as follows: Mr. Safrit, 60,000, Mr. Bassett 68,548, Mr. Johnson 34,834, and Mr. Sanders 90,000.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, nine Directors will be elected to serve, subject to the provisions of the Bylaws, until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR the nine nominees listed below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder’s proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for the nine nominees including such substitutes as shall be designated by the Board of Directors.

The nine nominees for election as Directors are listed below as Nominees. All of the nominees are currently members of the Board of Directors. All were elected to their current terms, which expire in 2005, at the Annual Meeting of Stockholders held on February 24, 2004, except that Messrs. Henderson, Wampler and Warden were appointed to the Board of Directors in December, September and June, respectively, of 2004 to fill vacancies created by increases in the size of the Board of Directors. The Bylaws have been amended, effective at the time of the meeting, to reduce the number of Directors from twelve to nine.

Three Directors, Messrs. Davis, Dickson and Murphy, are not standing for re-election and are listed below as Retiring Directors. Their fellow Directors and management of the Company join in expressing gratitude for the contributions they have made to the Company and its Shareholders.

Name and Director Since	Age	Offices With the Company or Other Occupation During Past Five Years and Directorship	Amount and Nature of Common Stock Ownership	Percent of Common Stock Outstanding
NOMINEES:

Peter W. Brown, M.D. 1993	62	Partner, Virginia Surgical Associates of Richmond (general surgery), since 1978. Director, Dominion Resources, Inc.	15,293[2]	[1]

Paul Fulton 1993	70	Chairman of the Board of the Company since 1997; Chief Executive Officer of the Company from 1997 to 2000; Dean of the Kenan-Flagler Business School of the University of North Carolina at Chapel Hill from 1994 to 1997. Director of Bank of America Corporation, Lowe’s Companies, Inc., Sonoco Products, Inc., and William Carter Company.	39,724[2]	[1]

Howard H. Haworth 1997	70	President, The Haworth Group (personal and family investment group) since 1984; Chief Executive Officer from 1973 to 1984 and Chairman and Chief Executive Officer from 1983 to 1985 of Drexel Heritage Home Furnishings; Chairman Emeritus, North Carolina State Board of Education since 1995; Secretary of Commerce of the State of North Carolina from 1985 to 1987; Emeritus Member, Board of Directors, Wachovia Corporation.	14,481[2]	[1]

George W. Henderson, III 2004	56	Chairman of the Board, Propex Fabrics, Inc. 2004 to present; Former Chairman of the Board & CEO, Burlington Industries, Inc. (manufacturer of textile products) 1995 – 2003. Burlington filed for bankruptcy protection under Chapter 11 in late 2001 to transition and modify its business model in the highly competitive textile business.	0	[1]

Dale C. Pond 2002	58	Senior Executive Vice President, Merchandising/ Marketing, Lowe’s Companies, Inc. since 1998; Senior Vice President, Marketing from 1993 to 1997.	6,222[2]	[1]

Robert H. Spilman, Jr. 1997	48	President and Chief Executive Officer of the Company since 2000; President and Chief Operating Officer of the Company since 1997. Director, Ruddick Corporation.	360,799[2,3]	3.00%

David A. Stonecipher 2001	63	Chairman of the Board since 1998 and Chief Executive Officer since 1993 and President from 1993 to 2001 of Jefferson-Pilot Corporation.	13,767[2]	[1]

William C. Wampler, Jr. 2004	45	Member, Senate of the Commonwealth of Virginia since 1988; Officer, U.S. Army Reserve since 1978; Managing Member of Wampler Consulting Group, LLC since 1998.	500	[1]

William C. Warden, Jr. 2004	52	Self-employed, real estate investment development 2003 – present; Executive Vice President, Lowe’s Companies, Inc. 1996 – 2003.	1,000	[1]

Name and Director Since	Age	Offices With the Company or Other Occupation During Past Five Years and Directorship	Amount and Nature of Common Stock Ownership	Percent of Common Stock Outstanding
RETIRING DIRECTORS:

Willie D. Davis 1997	70	President of All Pro Broadcasting, Inc. (radio broadcasting) since 1976. Director of Sara Lee Corporation, Dow Chemical Company, MGM Grand, Inc., Manpower, Inc., Alliance Bank, Wisconsin Energy, Johnson Controls, Inc. and Checkers, Inc.	13,390[2]	[1]

Alan T. Dickson 1989	73	Chairman of the Board since 1994 and President from 1968 to 1994 of Ruddick Corporation (diversified holding company). Director of Ruddick Corporation.	15,581[2]	[1]

Michael E. Murphy 1997	68	Private Investor. Vice Chairman and Chief Administrative Officer of Sara Lee Corporation from 1993 to 1997. Director of GATX Corporation, Payless ShoeSource, Inc., CNH Global, NV, and Coach, Inc.	14,487[2]	[1]

(1)	Less than 1% of the outstanding Common Stock.

(2)	Includes shares subject to options that are currently exercisable or exercisable within 60 days as follows: Peter W. Brown 7,000; Willie D. Davis 8,500; Alan T. Dickson 10,000; Paul Fulton 15,000; Howard H. Haworth 8,500; Michael E. Murphy 8,500; Dale C. Pond 4,500; Robert H. Spilman, Jr. 276,668; and David A. Stonecipher 5,500.

(3)	Includes 12,171 shares held by Mr. Spilman’s wife, 21,892 shares held by his children and 13,962 shares held in trusts of which Mr. Spilman is the beneficiary.

The Board of Directors and its Committees

The Board of Directors met four times during the 2004 fiscal year. Each Director attended at least 75% of the meetings of the Board of Directors and committees on which such Director served, other than Mr. Dickson. The Board of Directors’ committees include an Audit Committee and an Organization, Compensation and Nominating Committee. The charters for each of these committees are available on the Company’s website at www.bassettfurniture.com. It is the policy of the Company that Directors should attend annual meetings of stockholders. A regular meeting of the Board of Directors is scheduled in conjunction with the annual meeting, and all Directors attended last year’s annual meeting.

Security holders may send communications to the Board of Directors by mailing the same addressed to Board of Directors (or addressed to a specific individual director), Bassett Furniture Industries, Inc., P.O. Box 626, Bassett, Virginia 24055.

The Audit Committee is composed of Messrs. Murphy, Haworth and Stonecipher. Among other things, the Audit Committee engages or dismisses independent auditors; approves all audit, audit-related and other auditor fees and services; reviews, evaluates and monitors the performance of audit activities; reviews periodic filings; and reviews internal audit activities. The Audit Committee met five times during the 2004 fiscal year.

The Organization, Compensation and Nominating Committee is composed of Dr. Brown and Messrs. Davis, Dickson and Pond. The Organization, Compensation and Nominating Committee reviews and makes recommendations to the Board of Directors with respect to executive compensation; establishes, reviews and recommends changes to the organizational structure of the Company so as to utilize the management resources to best respond to the changing demands of the marketplace; reviews the individual performance of each Director in terms of overall contribution to the betterment of the Company, including meeting attendance and participation; reviews the composition of the Board; and

recommends a slate of Directors for nomination to the Board. The Organization, Compensation and Nominating Committee met four times during the 2004 fiscal year.

The Organization, Compensation and Nominating Committee will consider director candidates recommended by stockholders. A stockholder requesting that a recommendation be reviewed by the Organization, Compensation and Nominating Committee should submit such information as the stockholder deems pertinent for service on the Board, such as age, experience and skills, and any other information required to be disclosed in a proxy statement regarding the prospect. This information must be accompanied by the prospective candidate’s written consent to serve on the Board of Directors if nominated and elected. This information should be received by the Secretary of the Company at P.O. Box 626, Bassett, Virginia 24055, by November 25, 2005.

The Organization, Compensation and Nominating Committee evaluates candidates taking into account their individual skills and characteristics relative to the skills and characteristics of the current Board as a whole. Factors considered include diversity, age and such skills (e.g., an understanding of appropriate technologies, work experience relevant to the Company’s businesses, and decision-making ability) as are suited to the Company’s and the Board’s needs at the time.

Two members of the Organization, Compensation and Nominating Committee are selected each year to identify, screen, interview and submit Director candidates to the Organization, Compensation and Nominating Committee. Prospective candidates are typically identified by current non-management (as to Messrs. Henderson and Warden) or former members (as to Senator Wampler) of the Board. This process begins after an annual assessment and report by the Organization, Compensation and Nominating Committee to the full Board.

The Board has determined that each of Dr. Brown and Messrs. Davis, Dickson, Haworth, Henderson, Murphy, Pond, Stonecipher, Wampler and Warden are independent, as defined by NASDAQ. In addition, the Board of Directors has determined that Mr. Murphy is an “audit committee financial expert” as defined in the regulations promulgated by the SEC under the Sarbanes-Oxley Act of 2002.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of four Directors and operates under a written charter adopted by the Board of Directors on January 26, 2004, and annually reassessed and updated, as needed, in accordance with applicable rules of the SEC and NASDAQ. Each of the members of the Audit Committee is independent, as defined by NASDAQ.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes. The Audit Committee also selects the Company’s independent auditors.

In this context, the Audit Committee has reviewed and discussed the Company’s financial statements with both management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required of auditors to be discussed by auditing standards generally accepted in the United States, including the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

Based on the foregoing, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 27, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also recommends that the shareholders ratify the retention of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending November 26, 2005

Audit Committee:

Michael E. Murphy, Chairman

David A. Stonecipher

Howard H. Haworth

Organization, Compensation and Nominating Committee Report

The Organization, Compensation and Nominating Committee of the Board of Directors (the “Committee”) has developed and annually reviews governance guidelines for the Company and the Board. The Committee has assisted the Company in developing and implementing compensation policies and programs which seek to improve the profitability of the Company and to maximize stockholder value over time. To accomplish this, the Directors who comprise the Committee have developed executive compensation policies that are consistent with, and directly linked to, the Company’s business objectives. These business objectives represent a composite of factors that are considered important for the future success of the Company. These factors attempt to balance long and short-term performance, including the continued maintenance of a strong balance sheet, growth of pre-tax profitability and earnings per share, control of costs, market growth and diversification and other criteria which may be introduced over time as a result of changes in the household furniture environment. The members of the Committee select independent consultants to develop recommendations on compensation philosophy and trends and to provide peer comparisons for executive and board compensation. The Committee deliberates on matters affecting executive and board compensation. The decisions are reviewed by the full Board, with the exception of decisions on stock or option awards which are made by the Committee to satisfy tax law and other requirements.

The key principles which the Committee emphasizes in developing compensation programs affecting senior executives are:

•	Paying for performance that emphasizes corporate, business unit and individual achievement.

•	Motivating senior executives to the achievement of strategic and tactical business goals and objectives and rewarding outstanding achievement.

•	Linking the interests of senior executives with the long-term interests of the stockholders through ownership of the Common Stock.

As the level of responsibility increases, an executive’s compensation will be proportionately at greater risk, reflecting the rewards earned as a result of goal attainment. As responsibility increases, the compensation mix will rely increasingly on the value of stock awards.

Section 162(m) of the Internal Revenue Code (the “Code”) imposes a $1 million limit on the amount of annual compensation that can be deducted by the Company with respect to each of the Chief Executive Officer and the four other most highly compensated executive officers. Performance-based compensation that meets certain requirements will not be subject to this deductibility limit. It is generally the Company’s policy to seek to qualify the performance-based components of its compensation program for this exclusion from the Section 162(m) limitation as necessary to maximize the deductibility of executive compensation so long as doing so is consistent with the Committee’s objectives for executive compensation.

The four components of executive compensation are:

Base Salary. When the Committee last reviewed the base salaries of the named executive officers at similar-sized companies and at the companies included in the performance peer group shown on page 9, the base salaries of the Company’s executive officers were generally in the low- to mid-range compared with the base salaries at those other companies. In recent years the base salaries have been kept at relatively fixed levels to reflect the general economic conditions of the industry and to keep fixed costs under control. The Committee and the Company emphasize rewards in the total compensation context (i.e., with greater emphasis on at-risk compensation), rather than appreciably increasing base salary.

Annual Incentive Bonuses. Annual incentives are established for each executive in the form of a percentage of base salary. Bonus targets are based on performance criteria related to achievement of the Company’s annual plans, such as operating income, earnings per share, cash flow, segment operating income and sales, and bonus targets include, to a certain extent, individualized goals based on areas of responsibility. In the last two years, and for the current fiscal year, more emphasis (and reward) has been placed on improving cash flow and managing the balance sheet to reflect the Company’s response to market conditions and efforts to position the Company for earnings growth as the overall market improves. The bonuses paid to the Company’s executive officers for the 2004 fiscal year were 7.6% of the executives’ maximum potential bonus amounts for the year. The determination of the amount of any bonus to be paid is made after the end of the year based on the degree to which the performance criteria have been met. At risk, performance-based bonus compensation averaged approximately 5.6% of total annual cash compensation for the executive officers named in the Summary Compensation Table during the fiscal year ended November 27, 2004.

Stock Option Grants. Grants of stock options to the Company’s executives under the Company’s stock option plans provide incentives to achieve the Company’s long-term performance objectives. Whether a grant will be made to an executive officer, and if so in what amount, is determined by the Committee based on the Committee’s subjective evaluation of the executive officer’s potential contribution to the Company’s future success, the level of incentive already provided by the number and terms of the executive officer’s existing stock option holdings and the market price of the Company’s Common Stock. Consistent with the Committee’s compensation philosophy, all stock options awarded to executive officers and other key managers in fiscal year 2004 were granted with a three year or a nine month vesting requirement.

Benefits. These programs are designed to provide protection against financial catastrophe that can result from illness, disability or death. Benefits offered to executive officers are similar to those offered to all employees, with certain variations to promote tax efficiency and the replacement of benefits lost due to regulatory limitations.

Chief Executive Officer’s 2004 Compensation. The base salary component of Mr. Spilman’s compensation for fiscal 2004 was $318,000, up from $300,000 in fiscal 2002 and fiscal 2003. Mr. Spilman’s bonus, based on quantifiable, objective performance measures set at the beginning of the year (which related to earnings per share, operating income, sales and cash flow), was 6% of the maximum potential bonus amount for the year.

For fiscal year 2005, the Organization, Compensation and Nominating Committee has again established performance criteria designed to enhance stockholder value. These criteria are heavily weighted toward improved operating earnings and operating cash flows, and maintaining reduced fixed costs consistent with the financial objectives of the Company and representative of the success needed to ensure growth and profitability.

Dale C. Pond, Chairman

Willie D. Davis

Alan T. Dickson

Peter W. Brown

Stockholder Return Performance Graph

Presented below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the Standard & Poor’s 500 Index and the Company’s peer group for the period commencing November 26, 1999 and ending November 27, 2004, covering the Company’s five fiscal years ended November 27, 2004. The Company’s peer group consists of eight publicly traded companies: the Company, Bush Industries, Inc. Class A Common Stock, Chromcraft Revington Inc., Ethan Allen Interiors, Inc., Furniture Brands International, Inc., La-Z-Boy Incorporated, the Rowe Companies and Stanley Furniture Company, Inc., each of which is in the household furniture industry. This graph assumes that $100 was invested on November 26, 1999 in the Company’s Common Stock, the S&P 500 Index and the peer group and that dividends were reinvested.

	11/26/1999	11/24/2000	11/23/2001	11/30/2002	11/29/2003	11/27/2004
Bassett	100.00	78.05	103.38	99.73	128.29	161.66
S&P 500	100.00	78.45	114.74	121.87	119.95	120.17
Peer Group	100.00	95.78	84.07	70.19	80.78	91.17

CoreData supplied the data for the Company, the S&P 500 Index and the Company’s peer group.

Executive Compensation

The table below shows the compensation paid or accrued by the Company for the three fiscal years ended November 27, 2004, to or for the account of the Chief Executive Officer and the Company’s four other most highly compensated officers who were serving at the end of the fiscal year (collectively, the “named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Award(s) ($)	Securities Underlying Options (#Sh)	All Other Compen- Sation ($)(4)
Robert H. Spilman, Jr. President and Chief Executive Officer	2004 2003 2002	318,000 300,000 300,000	23,751 45,137 44,930	— — —	0 0 0	50,000 0 30,000	23,125 17,630 19,897

		Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Award(s) ($)	Securities Underlying Options (#Sh)	All Other Compen- Sation ($)(4)
Keith R. Sanders Executive Vice President - Operations	2004 2003 2002	190,000 184,000 184,000	7,477 22,147 27,342	— — —	0 0 0	20,000 0 15,000	4,830 4,715 4,757
Barry C. Safrit Vice President and Chief Financial Officer	2004 2003 2002	162,000 155,000 155,000	13,355 18,656 18,209	— — —	0 0 0	20,000 0 15,000	4,155 3,984 4,065
John E. Bassett, III Vice President, Global Sourcing	2004 2003 2002	132,000 128,000 128,000	7,381 11,555 15,983	— — —	0 0 0	12,500 0 8,000	6,604 6,623 6,751
Matthew S. Johnson Vice President, Merchandising	2004 2003 2002	130,000 105,000 105,000	3,837 9,479 11,702	— — —	0 0 0	12,500 0 10,000	6,416 4,668 4,600

(1)	The salaries shown above include deferred compensation for each named Executive Officer under the Section 401(k) qualified, defined contribution Employee Savings/Retirement Plan.

(2)	Under the Company’s incentive bonus program, executives are paid cash awards, which are directly related to predetermined performance goals and attainment of Company objectives, including, among other things, in fiscal year 2004, goals for operating income, earnings per share, cash flow, segment operating income and sales, some of which were partially achieved and some not achieved. Awards are made annually following the completion of the fiscal year.

(3)	No named Executive Officer has received personal benefits during the listed years in excess of the lesser of $50,000 or 10% of annual salary and bonus.

(4)	Includes amounts accrued under a deferred compensation agreement with one of the named Executive Officers and Company matching contributions under the Company’s Employee Savings/Retirement Plan. During the 2004 fiscal year, the amount accrued under the deferred compensation agreement with Mr. Spilman was $13,465.

The table below shows the individual grants to the named Executive Officers of stock options during the fiscal year ended November 27, 2004.

Option/SAR Grants in the 2004 Fiscal Year

Name	Number of Securities Underlying Options/SARs Granted (#Sh)		% of Total Options/SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(1)
Robert H. Spilman, Jr.	50,000	(2)	15.3%	21.12	2/23/14	284,440
Keith Sanders	20,000	(2)	6.1%	21.12	2/23/14	113,776
Barry C. Safrit	20,000	(2)	6.1%	21.12	2/23/14	113,776
John E. Bassett, III	12,500	(2)	3.8%	21.12	2/23/14	71,110
Matthew S. Johnson	12,500	(2)	3.8%	21.12	2/23/14	71,110

(1)	Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The estimated values under the model are based on arbitrary assumptions as follows: options to be exercised in five years, stock price volatility at 0.40, annual dividend yield of 4.0% and a risk-free interest rate of 3.0%. No downward adjustments are made to the resulting grant-date option values to account for potential forfeitures or non-transferability of the options. The actual value of the options depends upon the actual performance of the Company’s Common Stock during the applicable period.

(2)	These options were granted pursuant to the Company’s 1997 Employee Stock Plan, and had a nine month vesting requirement and have an exercise price equal to the market price of the Company’s Common Stock on the date of grant. The exercisability of the options is subject to acceleration in the discretion of the Organization, Compensation and Nominating Committee and upon the occurrence of a change in control.

The table below shows, on an aggregated basis, the exercise of stock options during the fiscal year ended November 27, 2004 by each named Executive Officer and the 2004 fiscal year-end value of unexercised in-the-money stock options.

Aggregated Option/SAR Exercises in the 2004 Fiscal Year

and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#Sh)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#Sh)(1) Exercisable/Unexercisable	Value of Unexercised In-the- Money Options/SARs at FY-End ($)(1)(2) Exercisable/Unexercisable
Robert H. Spilman, Jr.	0	0	266,668/10,000	473,790/50,400
Keith R. Sanders	0	0	85,000/5,000	50,400/25,200
Barry C. Safrit	0	0	55,000/5,000	85,300/25,200
John E. Bassett, III	0	0	65,882/2,666	116,492/13,442
Matthew S. Johnson	0	0	32,168/2,666	59,552/13,442

(1)	No SARs were exercised in 2004 and there were no SARs outstanding at the 2004 fiscal year-end.

(2)	Represents the difference between the fair market value of the Company’s Common Stock and the exercise price at the 2004 fiscal year-end.

Supplemental Retirement Income Plan

The Company has a Supplemental Retirement Income Plan (the “Supplemental Plan”) that covers one current and certain former senior executives to promote their long service and dedication and to provide an additional retirement benefit. Upon retirement, the Supplemental Plan provides for lifetime monthly payments in an amount equal to 65% of the participant’s final average compensation as defined in the Supplemental Plan, which amount is reduced by (i) 50% of old age social security benefits, (ii) the benefit that would be payable on a life annuity basis from Company contributions to the Employee Savings/Retirement Plan based on a formula using maximum employee contributions, and (iii) the benefit that would be payable on a life annuity basis from funds the Company contributed to a Defined Benefit Plan that was terminated in 1977. There is no provision under the Supplemental Plan for a disability benefit if a participant’s employment is terminated prior to age 65 due to disability; however, the participant, notwithstanding the termination of employment, will continue to be covered by the Supplemental Plan. The death benefit is divided into (a) prior to retirement death, which pays the beneficiary 50% of final average annual compensation for a period of 120 months, and (b) post-retirement death, which pays the beneficiary 200% of final average compensation in a single payment. There are no benefits payable as a result of a termination of employment for any reason other than death or retirement, other than a change of control provision which provides for the immediate vesting and payment of the retirement benefit under the Supplemental Plan in the event of an employment termination resulting from a change of control. The executives covered under this Supplemental Plan have waived participation in the Company’s group life insurance program.

Assuming no change in the rate of compensation for Robert H. Spilman, Jr., after November 27, 2004, it is projected that the benefit that would otherwise have been payable on retirement at age 65 to Mr. Spilman will be fully offset by the benefits calculated (using the aforementioned formula) to be payable from Company contributions to the Employee Savings/Retirement Plan. Mr. Spilman is the only named Executive Officer participating in the Supplemental Plan.

Deferred Compensation Agreement

Robert H. Spilman, Jr. has entered into a Deferred Compensation Agreement with the Company pursuant to the Executive Deferred Compensation Plan. Under that agreement, Mr. Spilman deferred a portion of his compensation over a four-year period. Upon Mr. Spilman’s retirement at age 65, death or disability, he would be entitled to the following annual payments for a fifteen year period: upon his retirement, $108,125.20; upon his death, $14,776.40; and upon his disability, $8,200.00.

Director Compensation

Directors who are also employees of the Company receive no additional compensation for serving as Directors. Directors who are not employees of the Company receive an annual retainer fee of $20,000 and a meeting attendance fee of $500 per committee or board meeting. Chairpersons of the Board of Directors’ standing committees receive an additional fee of $1,000 per Board meeting, and the chairperson of the Audit Committee receives an additional annual retainer fee of $10,000. If the Company’s stockholders approve the 2005 Non-Employee Directors Stock Incentive Plan (the “Non-Employee Directors Plan”), Directors are expected to receive grants of restricted stock as described under Proposal No. 2 “New Plan Benefits” below.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s Directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities. Executive officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended November 27, 2004, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial stockholders were complied with.

Equity Compensation Plan Information

The following table provides information as of November 27, 2004 with respect to shares of Company Common Stock that may be issued under existing equity compensation plans, including the 1993 Long Term Incentive Stock Option Plan, the 1997 Employee Stock Plan, the 1993 Stock Plan for Non-Employee Directors, and the 2000 Employee Stock Purchase Plan (ESPP). All equity compensation plans currently in place have been approved by the stockholders.

Plan	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders (1)	1,468,031	$20.43	582,435	(2)
Equity Compensation Plans Not Approved by Stockholders (3)	n/a	n/a	n/a

Total	1,468,031	$20.43	582,435

(1)	Includes the following plans: 1993 Long Term Incentive Stock Option Plan; 1997 Employee Stock Plan (“1997 Plan”); 1993 Stock Plan for Non-Employee Directors; 2000 Employee Stock Purchase Plan (“2000 ESPP”)

(2)	Includes shares available under the 1997 Plan (251,248), and the 2000 ESPP (331,187)

(3)	There are no equity compensation plans in place not approved by stockholders.

OTHER TRANSACTIONS

The Company purchases glass used in the manufacture of furniture from Glasscraft, a division of Vitro, S.A. de C.V. (“Vitro”). William Rhodes, a brother-in-law of William C. Warden, Jr., a Director of the Company, is an independent sales representative for Glasscraft and receives commissions on Vitro’s sales to the Company. In fiscal year 2004, the Company made payments of $376,000 to Vitro resulting in commissions of $9,400 to Mr. Rhodes.

PROPOSAL NO. 2

APPROVAL OF THE

BASSETT FURNITURE 2005 NON-EMPLOYEE DIRECTORS

STOCK INCENTIVE PLAN

Introduction

The stockholders are being asked to consider and approve the Company’s 2005 Non-Employee Directors Stock Incentive Plan (the “Plan”), as set forth in Annex A. On January 25, 2005, the Board of Directors adopted the Plan reflected in this Proposal No. 2, subject to approval of this Proposal by stockholders. The description of the Plan is qualified in its entirety by reference to the text of the Plan set forth in Annex A.

The Plan is intended to encourage ownership in the Company by members of the Board of Directors who are not full-time employees of the Company, in order to promote long-term stockholder value and to provide these individuals with an additional incentive to continue as Directors of the Company.

General

The Plan authorizes incentive awards in the form of restricted stock or stock grants. All Directors of the Company who are not full-time employees of the Company are eligible to receive incentive awards under the Plan. Currently, there are nine non-employee Directors on the Board of Directors eligible to participate in the Plan.

Amount of Stock Available for Awards

There are 100,000 shares of Common Stock reserved for grant under the Plan. Any shares of restricted stock that are reacquired by the Company as a result of a forfeiture of such shares pursuant to the Plan may again be subjected to an award under the Plan. The number of shares of Common Stock available for issuance pursuant to the Plan and the terms of outstanding awards are subject to adjustment by the Board of Directors in the event of a stock dividend, stock split, subdivision or consolidation of shares or other similar changes in the capitalization of the Company.

Administration

The Board of Directors administers the Plan and has the complete discretion to determine when to grant incentive awards, which eligible non-employee Directors will receive incentive awards, whether the award will be restricted stock or a stock grant, and the number of shares to be allocated to each incentive award. The Board of Directors may impose conditions upon the transfer of restricted stock received under the Plan and may impose such other restrictions and requirements as it may deem appropriate. The grant of incentive awards under the Plan is intended to conform to the provisions of Rule 16b-3.

Restricted Stock

Restricted stock may be issued pursuant to the Plan. Restricted stock will vest on the first anniversary of the date of grant unless otherwise provided in the grant agreement. Restricted stock is subject to the following general restrictions: (i) no shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed under the provisions of the Plan, and (ii) if a holder of restricted stock ceases to serve as a director of the Company, any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed will be forfeited. The Board of Directors may impose further restrictions on restricted stock awards, including additional events of forfeiture.

Upon acceptance of a restricted stock award, the holder will have all of the rights of a shareholder with respect to the shares of restricted stock, including the right to vote the shares and the right to receive dividends and other distributions paid on the shares. The Board of Directors will establish the terms and conditions upon which the restrictions on a restricted stock award will lapse, which may include lapsing as a result of disability, death or retirement of the holder or the occurrence of a change of control (as defined in the Plan). The Board of Directors may at any time accelerate the time as which any or all restrictions will lapse or remove any or all such restrictions.

Unless otherwise determined by the Board of Directors, if the Plan is approved by the stockholders of the Company, eligible Directors will receive annual awards of restricted stock as described under “New Plan Benefits” below.

Stock Grants

Shares of Common Stock can be granted to eligible Directors at any time as a stock grant. Shares issued as a stock grant are not subject to any conditions or restrictions.

Transferability of Awards

Restricted stock awards are transferable under the laws of descent and distribution only.

Modification of Plan and Awards

The Board of Directors may terminate or amend the Plan in such respects as it deems advisable, provided that no change will be made that increases the total number of shares of Common Stock reserved for issuance under the Plan unless such change is approved by the shareholders of the Company. If not sooner terminated by the Board, the Plan will terminate at the close of business on February 21, 2015.

Federal Income Tax Consequences

A non-employee Director does not incur liability for federal income tax when granted restricted stock. In general, a non-employee Director who has received shares of restricted stock will include in gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or are removed. Such amount will be included in income in the tax year in which such event occurs.

A non-employee Director does incur liability for federal income tax on receipt of a stock grant. In general, a non-employee Director who has received shares of stock will include in gross income as compensation income an amount equal to the fair market value of the shares of stock at the time of receipt.

The Company will receive a tax deduction equal to the amount that the non-employee Director includes in gross income.

This summary of federal income tax consequences of incentive awards granted under the Plan does not purport to be complete. State, local and foreign income taxes also may be applicable to the transactions described above.

New Plan Benefits

The following table shows the value of restricted stock awards that will be granted annually under the Plan to the Company’s non-employee Directors, subject to approval of the Plan by the Company’s stockholders and except as otherwise determined by the Board of Directors. The number of shares of restricted stock that each eligible Director will receive pursuant to an award will be equal to $15,000 divided by the fair market value of the Company’s Common Stock on the most recent trading date preceding the date of the award. Such awards will be made on March 1, 2005 and thereafter on the first day of the first month after the month in which the annual meeting of the Company’s stockholders is held. No other incentive awards have been approved for grant to eligible Directors under the Plan or otherwise provided for and are therefore not determinable at this time.

NEW PLAN BENEFITS

2005 Non-Employee Directors Stock Incentive Plan
Name and Position	Dollar Value ($)
Robert H. Spilman, Jr.	-0-
Keith R. Sanders	-0-
Barry C. Safrit	-0-
John E. Bassett, III	-0-
Matthew S. Johnson	-0-
Executive Group	-0-
Non-Executive Director Group	$105,000
Non-Executive Officer Employee Group	-0-

Recommendation

The Board of Directors recommends a vote in favor of approving the adoption of the Company’s 2005 Non-Employee Directors Stock Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Ernst & Young LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending November 26, 2005. This selection is being presented to the stockholders for their ratification at the Annual Meeting of Stockholders. The firm of Ernst & Young LLP is considered well qualified. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit and Other Fees

Audit Fees. The aggregate fees billed by Ernst & Young LLP for audit services (audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements included in its Forms 10-Q, and assistance with and review of SEC filings) for fiscal year 2004 and fiscal year 2003 were $727,000 and $401,000, respectively, and includes $373,000 for attestation work required under section 404 of the Sarbanes-Oxley Act of 2002 for fiscal year 2004.

Audit Related Fees. The aggregate fees billed by Ernst & Young LLP in fiscal year 2004 and fiscal year 2003 for audit-related services not otherwise reported in the preceding paragraph were for benefit plan audits and were $13,000 and $9,000, respectively.

Tax Fees. The aggregate fees billed by Ernst & Young LLP in fiscal year 2004 for tax compliance, services, and fiscal year 2003 for tax compliance, tax advice and tax planning services, were $79,000 and $131,000, respectively.

All Other Fees. There were no other fees billed by Ernst & Young LLP in fiscal year 2004 or fiscal year 2003 for any other services. None of the services provided by Ernst & Young LLP consisted of financial information systems design or implementation services.

The Audit Committee considered whether, and determined that, the auditor’s provision of non-audit services was compatible with maintaining the auditor’s independence. The Company intends to continue using Ernst & Young LLP solely for audit and audit-related services, and tax compliance services. In accordance with provisions of the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent auditors must be pre-approved by the Audit Committee. As authorized by that statute, the Audit Committee has delegated authority to the chairperson of the Audit Committee to pre-approve audit and non-audit services when the Audit Committee is not in session. Any decisions by the chairperson of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. All services reported in the schedule shown above for fiscal years 2004 and 2003 were pre-approved by the full Audit Committee.

Recommendation

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending November 26, 2005, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent public accountants will be reconsidered by the Audit Committee.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in the Proxy Statement

Any proposal that a stockholder intends to present for action at the 2006 Annual Meeting of Stockholders must be received by the Company no later than September 29, 2005, in order for the proposal to be included in the proxy statement and form of proxy for the 2006 Annual Meeting of Stockholders. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Such proposals should be sent to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

Other Stockholder Proposals and Nominations

The Company’s Bylaws prescribe the procedures that a stockholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting). The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a stockholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to the Company’s Bylaws, a copy of which may be obtained, without charge, upon written request to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

A stockholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder’s notice must be received not later than November 24, 2005, for nominations to be made at the 2006 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and each person whom the stockholder wishes to nominate for election as a director. The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Company, if elected.

A stockholder who desires to bring any other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting) must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder’s notice must be received not later than September 15, 2005 for business to be acted upon at the 2006 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and the business proposed to be brought before the meeting.

With respect to stockholder proposals not included in the Company’s proxy statement for the 2006 Annual Meeting, the persons named in the Board of Directors’ proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act, including with respect to proposals received by the Company after September 15, 2005.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 27, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO JAY R. HERVEY, SECRETARY, BASSETT FURNITURE INDUSTRIES, INCORPORATED, POST OFFICE BOX 626, BASSETT, VIRGINIA 24055.

ANNEX A

BASSETT FURNITURE 2005 NON-EMPLOYEE DIRECTORS

STOCK INCENTIVE PLAN

1. Purpose. The purpose of this Bassett Furniture 2005 Non-Employee Directors Stock Incentive Plan (the “Plan”) is to encourage ownership in Bassett Furniture Industries, Inc. (the “Company”) by non-employee members of the Board of Directors of the Company, in order to promote long-term shareholder value and to provide non-employee Directors with an incentive to continue as Directors of the Company.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Board” means the Board of Directors of the Company.

(c) “Change of Control” means the occurrence of either of the following events: (i) a third person, including a “group” as defined in section 11(d)(3) of the Act, becomes, or obtains the right to become, the beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of Directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were Directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Company” means Bassett Furniture Industries, Inc., a Virginia corporation.

(f) “Company Stock” means shares of the Company’s Common Stock subject to the limits of Section 4. Such shares shall be subject to adjustment as provided in Section 11.

(g) “Date of Grant” means the date on which an Incentive Award is granted by the Board.

(h) “Disability” or “Disabled” means a disability as determined by the Board.

(i) “Fair Market Value” means, for any given date, the closing price of the Company Stock on the last trading day prior to such date, on the exchange on which the Company Stock generally has the greatest trading volume.

(j) “Incentive Award” means, collectively, the award of Restricted Stock or Stock Grants under the Plan.

(k) “Participant” means any non-employee member of the Board who receives an Incentive Award under the Plan.

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(l) “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(m) “Restricted Stock Award” means an award of Restricted Stock granted under the Plan.

(n) “Rule 16b-3” means Rule 16b-3 adopted pursuant to section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.

(o) “Stock Grant” means Company Stock awarded without restrictions in accordance with Section 7.

3. General. Incentive Awards may be granted under the Plan in the form of Restricted Stock and Stock Grants.

4. Stock. Subject to Section 11 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 100,000 shares of Company Stock, which shall be authorized, but unissued shares. If any shares of Restricted Stock issued pursuant to the Plan are reacquired by the Company as a result of a forfeiture of such shares pursuant to the Plan, such shares may again be subjected to an Incentive Award under the Plan relating to shares of the same series of Company Stock as those reacquired.

5. Eligibility.

(a) Each director of the Company who is not a full-time employee of the Company or any parent or subsidiary of the Company shall be eligible to receive Incentive Awards under the Plan. The Board shall have the power and complete discretion, as provided in Section 12, to select which Directors shall receive Incentive Awards and to determine for each such Participant the terms and conditions, the nature of the award and the number of shares to be allocated to each Participant as part of each Incentive Award.

(b) The grant of an Incentive Award shall not obligate the Company to pay a Participant any particular amount of remuneration or to make further grants to the Participant at any time thereafter.

6. Restricted Stock Awards.

(a) Unless otherwise determined by the Board, the following provisions shall apply to Restricted Stock Awards. On the first day of the first month after the month in which the annual meeting of the Company’s shareholders is held, the Board shall grant a Restricted Stock Award to each eligible director. The number of shares of Company Stock in each Restricted Stock Award shall equal $15,000 divided by the Fair Market Value, rounded to the nearest whole share. The Restricted Stock Award shall vest on the first anniversary of the Date of Grant unless otherwise provided in the Restricted Stock Award.

(b) Whenever the Board grants a Restricted Stock Award as provided in subparagraph (a), notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Restricted Stock Award is granted and the terms and conditions to which the Restricted Stock Award is subject. This notice shall become an award agreement between the Company and the Participant. A Restricted Stock Award may be made by the Board in its discretion without cash consideration.

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(c) Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:

(i) None of such shares may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or shall have been removed pursuant to paragraph (e) or (f) below.

(ii) If a Participant ceases to be a director of the Company, the Participant shall forfeit to the Company any shares of Restricted Stock, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (e) or (f) below, on the date such Participant shall cease to serve as a member of the Board.

(iii) The Board may establish such other restrictions on such shares that the Board deems appropriate, including, without limitation, events of forfeiture.

(d) Upon the acceptance by a Participant of a Restricted Stock Award, such Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such Restricted Stock Award, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement. If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s Award Agreement must be given to the shareholder in the manner required by law.

(e) The Board shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions set forth in paragraph (c) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(f) The Board may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

7. Stock Grants. Whenever the Board deems it appropriate, a Stock Grant may be made to eligible non-employee Directors. The Board shall have complete discretion to make such Stock Grants and may do so whenever it considers it appropriate.

8. Transferability of Incentive Awards. Incentive Awards shall be transferable by a Participant only under the laws of descent and distribution.

9. Effective Date of the Plan. This Plan shall be effective as of the date of approval by the shareholders of the Company. No Company Stock shall be issued under the Plan until the Plan has been approved by the Company’s shareholders.

10. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the day immediately preceding the tenth anniversary of the approval of this Plan by shareholders. No Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 11), unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him.

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11. Change in Capital Structure.

(a) The number and kind of shares reserved for issuance under the Plan, the terms of Incentive Awards, and all computations under the Plan shall be appropriately adjusted by the Board should the Company effect one or more stock dividends, stock splits, subdivisions or consolidations of shares, or other similar changes in capitalization, or if the par value of Company Stock is altered. If the adjustment would produce fractional shares with respect to any Incentive Award, the Board may adjust appropriately the number of shares covered by the Incentive Award so as to eliminate the fractional shares.

(b) If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Board may take such actions with respect to outstanding Incentive Awards as the Board deems appropriate.

(c) Any determination made or action taken under this Section 11 by the Board shall be final and conclusive and may be made or taken without the consent of any Participant.

12. Administration of the Plan. The Plan shall be administered by the Board. The Board shall have general authority to impose any limitation or condition upon an Incentive Award that the Board deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a) The Board shall have the power and complete discretion to determine (i) which eligible non-employee Directors shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) notice provisions relating to the sale of Company Stock acquired under the Plan, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Incentive Award shall be granted, (vi) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (vii) whether a Disability exists, (viii) the terms and conditions applicable to Restricted Stock Awards, (ix) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (x) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock will lapse or be removed, and (xiv) any additional requirements relating to Incentive Awards that the Board deems appropriate. The Board shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3.

(b) The Board may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Board shall constitute a quorum, and all actions of the Board shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

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13. Notice. All notices and other communications required or permitted to be given under this Plan may be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

(a) If to the Company—at its principal business address to the attention of the Secretary;

(b) If to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

14. Miscellaneous. By accepting any Incentive Award under the Plan, each Participant, and each person claiming under or through such person, shall be conclusively deemed to have given his or her acceptance and ratification of, and consent to, any action taken with respect thereto by the Company or the Board.

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PROXY	BASSETT FURNITURE INDUSTRIES, INCORPORATED Proxy Solicited by the Board of Directors for the Annual Meeting to be held on February 22, 2005

The undersigned hereby appoints Jay R. Hervey and Barry C. Safrit, each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $5.00 par value Common Stock of the undersigned in Bassett Furniture Industries, Incorporated at the Annual Meeting of Shareholders of the Company to be held on February 22, 2005, and at any adjournments thereof. The Board of Directors recommends voting FOR on items 1, 2 and 3.

1. ELECTION OF DIRECTORS: Nominees are Peter W. Brown, M.D., Paul Fulton, Howard H. Haworth, George W. Henderson, III, Dale C. Pond, Robert H. Spilman, Jr., David A. Stonecipher, William C. Wampler, Jr., and William C. Warden, Jr.

☐ FOR all listed nominees (except do not vote for nominee(s) whose name(s) I have written below)	☐ WITHHOLD AUTHORITY to vote for all the nominees listed above

2. PROPOSAL TO APPROVE THE ADOPTION OF the Bassett Furniture 2005 Non-Employee Directors Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP as the Company’s independent public accountants for the fiscal year ending November 26, 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS CARD.

THIS PROXY will be voted as specified herein and, unless otherwise directed, will be voted FOR the election of all nominees as Directors, and FOR the selection of independent public accountants. The Board of Directors recommends voting FOR on Items 1, 2 and 3.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the accompanying Proxy Statement attached thereto.

Signed:

Please sign exactly as name appears at left. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such.

Dated:	, 2005
Please mark, sign, date and return the proxy card using the enclosed envelope.